     As filed with the Securities and Exchange Commission on July 31, 1996.

                                                       Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                          HELIX TECHNOLOGY CORPORATION
             (Exact name of Registrant as specified in its charter)

              Delaware                               04-2423640
      (State or other jurisdiction                (I.R.S. Employer
   of incorporation or organization            Identification Number)

               Mansfield Corporate Center, Nine Hampshire Street,
                         Mansfield, Massachusetts 02048
                                 (508) 337-5111
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------

                1996 Stock Option Plan for Non-Employee Directors
                              (Full title of plan)
                             ----------------------

                               ROBERT J. LEPOFSKY
                      President and Chief Executive Officer
                          Helix Technology Corporation
                Mansfield Corporate Center, Nine Hampshire Street
                         Mansfield, Massachusetts 02048
                                 (508) 337-5111
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copy of communications to:

                          WILLIAM WILLIAMS II, ESQUIRE
                                 Palmer & Dodge
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed             Proposed
Title of each class of securities    Amount to be     maximum offering    maximum aggregate      Amount of
        to be registered              registered     price per share(1)   offering price(1)   registration fee
- ---------------------------------    ------------    ------------------   -----------------   ----------------

Common Stock, $1.00 par value       100,000 shares        $26.9375           $2,693,750           $928.89

<F1>  Estimated  pursuant  to Rule  457(c)  and (h)  solely  for the  purpose of calculating the registration fee and based upon the average of the lowest and the highest quoted selling prices of the Common Stock, par value $1.00 per share, on the Nasdaq National Market on July 26, 1996. The actual price of shares issued under the 1996 Stock Option Plan for Non-Employee Directors is determined on the date options are granted with respect to such shares and the actual price of shares issued.

                          Page 1 of 13 Sequential Pages
                         Exhibit Index appears on Page 8

                             INTRODUCTORY STATEMENT


     Helix Technology Corporation (referred to as "Helix," the "Company" or the "Registrant") hereby files this Registration Statement on Form S-8 relating to 100,000 shares of its Common Stock, $1.00 par value, issuable upon exercise of options granted and to be granted under the Helix Technology Corporation 1996 Stock Option Plan for Non-Employee Directors (the "Plan").


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information*

Item 2.  Registrant Information and Plan Annual Information*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 1996 and June 28, 1996.

     (b) The Registrant hereby represents that since filing the Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1996, it has not filed, nor has it been required to file, any reports pursuant to
          Section 13(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (c) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The description of the Common Stock contained in Exhibit 3 to the Company's Form 10-Q filed with the Commission with respect to the quarter ended September 30, 1988, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, is incorporated by reference in this Registration Statement and made a part hereof.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware establishes a foundation for indemnification in the corporate setting by providing that corporations shall have the power to indemnify officers and directors in certain circumstances. The Company's charter contains a provision protecting directors from personal liability for monetary damages for breach of fiduciary duty as a director in certain circumstances even if the conduct might be negligent or grossly negligent. A director is still liable for (i) a breach of his duty of loyalty, (ii) a situation where the director's acts or omissions are not in good faith or there is intentional misconduct or a knowing violation of the law,
(iii) a situation  where unlawful  dividends or stock  repurchases  are made, or
(iv) a situation where the director derives an improper personal benefit. The Bylaws of the Company provide for indemnification of existing and former officers and directors who have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company. The Company has expanded such indemnification by executing indemnification agreements with all directors. The Company also maintains officer and director liability insurance covering liabilities of such persons incurred in their capacities as such.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     A list of the exhibits filed with or included as part of this Registration Statement is set forth in the Index to Exhibits on page 8 and is incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statements;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to be delivered with the prospectus, to each person to whom the prospectus is given or sent, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Rule S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

The Registrant.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Mansfield, Commonwealth of Massachusetts, on this 31st day of July, 1996.

                                      HELIX TECHNOLOGY CORPORATION
                                      (Registrant)


                                      By: /s/  Robert J. Lepofsky
                                          Robert J. Lepofsky
                                          President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                                Date
- ---------                       -----                                ----

/s/ Robert J. Lepofsky          Chief Executive Officer and          July 31, 1996
- ----------------------------    President (Principal Executive
Robert J. Lepofsky              Officer)


/s/ Stephen D. Allison          Vice President and Chief Financial   July 31, 1996
- ----------------------------    Officer (Principal Financial
Stephen D. Allison              Officer)


/s/ R. Schorr Berman            Director                             July 31, 1996
- ----------------------------
R. Schorr Berman


/s/ Frank Gabron                Director and Chairman of the Board   July 31, 1996
- ----------------------------
Frank Gabron


/s/ Milton C. Lauenstein        Director                             July 31, 1996
- ----------------------------
Milton C. Lauenstein


/s/ Robert J. Lepofsky          Director                             July 31, 1996
- ----------------------------
Robert J. Lepofsky


/s/ Marvin G. Schorr            Director                             July 31, 1996
- ----------------------------
Marvin G. Schorr


/s/ Wickham Skinner             Director                             July 31, 1996
- ----------------------------
Wickham Skinner


/s/ Mark S. Wrighton            Director                             July 31, 1996
- ----------------------------
Mark S. Wrighton

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1993


                          HELIX TECHNOLOGY CORPORATION
             (Exact Name of Registrant as specified in its charter)



Exhibit                                                   Page Number or Incorporated by
Number      Description                                            Reference to
- -------     -----------                                   ------------------------------

  4         The Company's Restated Articles of            Exhibit 3 to the Company's Form
            Incorporation, as Amended on May 7,           10-Q for the Quarter Ended
            1987, and May 18, 1988; Description           September 30, 1988, incorporated
            of Capital Stock                              herein by reference

  5         Opinion of Palmer & Dodge, counsel to         Filed herewith on Page 10
            the Company, regarding legality of the
            securities being registered

 23.1       Consent of Coopers & Lybrand,                 Filed herewith on Page 13
            independent accountants

 23.2       Consent of Palmer & Dodge, counsel to         Filed herewith as part of Exhibit 5
            the Company                                   hereto